UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314

(Address of principal executive offices) (Zip Code)

(954) 587-6280

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Ocean Bio-Chem, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 29, 2015. The proposals submitted by the Board of Directors to a vote of the shareholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors.

The following nominees were elected by the shareholders to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified:

Nominees	For	Withhold	Broker Non-Votes
Jeffrey S. Barocas	6,449,036	531,758	1,415,142
Sonia B. Beard	6,960,906	19,888	1,415,142
Diana Mazuelos Conard	6,960,906	19,888	1,415,142
Gregor M. Dornau	6,453,426	527,368	1,415,142
Peter G. Dornau	6,458,681	522,113	1,415,142
William W. Dudman	6,474,182	506,612	1,415,142
James M. Kolisch	6,459,037	521,757	1,415,142
John B. Turner	6,970,906	9,888	1,415,142

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.

The shareholders ratified the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,354,150	783	41,336	-

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Proposal No. 3 — Approval of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan.

The shareholders approved the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
6,777,937	198,505	4,685	1,415,142

Proposal No. 4 — Advisory Vote on the Compensation of our Named Executive Officers;

The shareholders approved, on an advisory basis, the compensation of our named executive officers The voting results were as follows.

For	Against	Abstain	Broker Non-Votes
6,849,991	128,624	2,512	1,415,142

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 01, 2015	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

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